Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Non-accrual loans	$10,425	$10,607	$15,834	$12,274	$14,593
Loans 90 days or more past due and still accruing interest	147	116	-	63	194
Total non-performing loans	10,572	10,723	15,834	12,337	14,787
Other real estate and repossessed assets	6,672	7,150	3,851	4,471	5,662
Total non-performing assets	$17,244	$17,873	$19,685	$16,808	$20,449

As a percent of Portfolio Loans
Non-performing loans	0.69%	0.71%	1.08%	0.85%	1.04%
Allowance for loan losses	1.46	1.49	1.68	1.70	1.73
Non-performing assets to total assets	0.69	0.74	0.82	0.73	0.88
Allowance for loan losses as a percent of non-performing loans	212.78	210.48	155.39	199.29	166.90

(1)	Excludes loans classified as "trouble debt restructured" that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings ("TDR")
	March 31, 2016
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$13,950	$66,619		$80,569
Non-performing TDR's(1)	2,798	3,693	(2)	6,491
Total	$16,748	$70,312		$87,060

	December 31, 2015
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$13,318	$68,194		$81,512
Non-performing TDR's(1)	3,041	3,777	(2)	6,818
Total	$16,359	$71,971		$88,330

(1)	Included in non-performing assets table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses

	Three months ended March 31,
	2016		2015
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$22,570	$652	$25,990	$539
Additions (deductions)
Provision for loan losses	(530)	-	(659)	-
Recoveries credited to allowance	959	-	990	-
Loans charged against the allowance	(504)	-	(1,642)	-
Additions (deductions) included in non-interest expense	-	13	-	16
Balance at end of period	$22,495	$665	$24,679	$555

Net loans charged against the allowance to average Portfolio Loans (annualized)	(0.12)%		0.19%

Capitalization

	March 31, 2016	December 31, 2015
	(In thousands)
Subordinated debentures	$35,569	$35,569
Amount not qualifying as regulatory capital	(1,069)	(1,069)
Amount qualifying as regulatory capital	34,500	34,500
Shareholders’ equity
Common stock	324,328	339,462
Accumulated deficit	(79,984)	(82,334)
Accumulated other comprehensive loss	(4,799)	(6,036)
Total shareholders’ equity	239,545	251,092
Total capitalization	$274,045	$285,592

Non-Interest Income

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(In thousands)
Service charges on deposit accounts	$2,845	$3,128	$2,850
Interchange income	1,878	1,930	2,142
Net gains (losses) on assets
Mortgage loans	1,642	1,713	2,139
Securities	162	(77)	85
Mortgage loan servicing	(978)	1,275	(420)
Investment and insurance commissions	467	447	446
Bank owned life insurance	290	303	350
Title insurance fees	288	282	256
Other	1,215	1,061	1,114
Total non-interest income	$7,809	$10,062	$8,962

Capitalized Mortgage Loan Servicing Rights

	Three months ended
	March 31,
	2016	2015
	(In thousands)
Balance at beginning of period	$12,436	$12,106
Originated servicing rights capitalized	554	663
Amortization	(557)	(759)
Change in valuation allowance	(1,450)	(692)
Balance at end of period	$10,983	$11,318

Valuation allowance at end of period	$4,722	$4,465

Mortgage Loan Activity

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(Dollars in thousands)
Mortgage loans originated	$73,502	$75,874	$79,790
Mortgage loans sold	55,666	59,537	68,727
Net gains on the sale of mortgage loans	1,642	1,713	2,139
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	2.95%	2.88%	3.11%
Fair value adjustments included in the Loan Sales Margin	0.25	(0.03)	0.81

Non-Interest Expense

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(In thousands)
Compensation	$8,234	$8,466	$8,330
Performance-based compensation	1,521	2,128	1,288
Payroll taxes and employee benefits	2,126	1,987	2,167
Compensation and employee benefits	11,881	12,581	11,785
Occupancy, net	2,207	1,970	2,419
Data processing	2,101	1,986	1,930
Furniture, fixtures and equipment	984	977	952
Communications	888	773	736
Loan and collection	825	671	1,155
Advertising	477	783	484
Legal and professional fees	413	661	380
FDIC deposit insurance	334	322	343
Interchange expense	266	266	291
Credit card and bank service fees	187	195	202
Supplies	176	190	213
Amortization of intangible assets	87	87	87
Vehicle service contract counterparty contingencies	30	30	29
Cost related to unfunded lending commitments	13	67	16
Net gains on other real estate and repossessed assets	(6)	(7)	(39)
Provision for loss reimbursement on sold loans	(15)	-	(69)
Other	1,197	1,289	1,237
Total non-interest expense	$22,045	$22,841	$22,151

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2016			2015
	Average Balance	Interest	Rate (3)	Average Balance	Interest	Rate (3)
	(Dollars in thousands)
Assets (1)
Taxable loans	$1,546,142	$18,520	4.81%	$1,420,272	$17,195	4.88%
Tax-exempt loans (2)	3,647	55	6.07	4,360	68	6.33
Taxable securities	521,833	2,244	1.72	506,411	1,758	1.39
Tax-exempt securities (2)	41,982	381	3.63	33,877	333	3.93
Interest bearing cash	81,436	106	0.52	75,171	70	0.38
Other investments	15,546	200	5.17	19,991	268	5.44
Interest Earning Assets	2,210,586	21,506	3.90	2,060,082	19,692	3.86
Cash and due from banks	45,165			46,035
Other assets, net	165,104			171,878
Total Assets	$2,420,855			$2,277,995

Liabilities
Savings and interest- bearing checking	$1,014,117	270	0.11	$985,482	266	0.11
Time deposits	435,943	844	0.78	376,958	741	0.80
Other borrowings	47,524	477	4.04	48,038	454	3.83
Interest Bearing Liabilities	1,497,584	1,591	0.43	1,410,478	1,461	0.42
Non-interest bearing deposits	653,417			590,088
Other liabilities	23,768			23,955
Shareholders’ equity	246,086			253,474
Total liabilities and shareholders’ equity	$2,420,855			$2,277,995

Net Interest Income		$19,915			$18,231

Net Interest Income as a Percent of Average Interest Earning Assets			3.61%			3.57%

(1)	All domestic.
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rateof 35%
(3)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2016

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non- performing	Total
	(Dollars in thousands)
Land	$9,386	$250	$-	$250	2.7%
Land Development	5,898	1,425	168	1,593	27.0
Construction	25,593	-	-	-	0.0
Income Producing	311,139	7,382	1,117	8,499	2.7
Owner Occupied	218,868	9,455	211	9,666	4.4
Total Commercial Real Estate Loans	$570,884	$18,512	1,496	$20,008	3.5

Other Commercial Loans	$200,002	$16,626	2,237	$18,863	9.4
Total non-performing commercial loans			$3,733